As filed with the Securities and Exchange Commission on October 24, 2012

File No: 333-184110

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION UNDER THE SECURITIES ACT OF 1933

SAVVY BUSINESS SUPPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7380
(Primary Standard Industrial Classification Code Number)

27-2473958
(I.R.S. Employer Identification Number)

The Courts of Red Bank 130 Maple Avenue, Suite 9B2 Red Bank, NJ 07701 Phone: (732) 530-9007 Fax: (732) 530-9008
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VCORP. Services, LLC 1645 Village Center Circle, Suite 170 Las Vegas, NV, 89134 (888) 528-2677
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Philip Magri, Esq.
The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, New Jersey 07701
Direct Dial: (954) 303-8027
T: (732) 530-9007
F: (732) 530-9008

philmagri@sourlislaw.com

www.SourlisLaw.com

As soon as practicable after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer (Do not check if a smaller reporting company)	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share (1)	90,000,000	(2)	$0.10	(3)	$9,000,000	$1,031.40	(4)

(1)	Issuable upon the conversion of Series A Convertible Preferred Stock, par value $0.0001 per share, by the Selling Stockholders named in this Registration Statement.
(2)	Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Selling Stockholders named herein on a delayed or continuous basis.
(3)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(h) of the Securities Act on the basis of book value of the common stock of the registrant on September 26, 2012.
(4)	Fee already paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the “SEC”), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 24, 2012

The information in this prospectus is not complete and may be changed. Our Selling Stockholders may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

90,000,000 Shares of Common Stock

$0.10 per Share

SAVVY BUSINESS SUPPORT, INC.

This prospectus relates to the resale of up to 90,000,000 shares of our Common Stock by the Selling Stockholders named in this prospectus. We are registering the shares on behalf of the Selling Stockholders. Because we are a shell company, the Selling Stockholders are considered underwriters within the meaning of Section 2(11) of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

We are paying the expenses of registering these shares. The 90,000,000 shares of Common Stock included in this prospectus are issuable upon the conversion of 4,500,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), sold by the Company to the Selling Stockholders for an aggregate purchase price of $450 under the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) promulgated thereunder. The Selling Stockholders may elect to convert their Series A Preferred Stock at any time and from time to time in their sole discretion. Each share of Series A Preferred Stock is convertible for 20 shares of Common Stock of the Company; provided, however, that the holder is prohibited from converting such number of shares of Series A Preferred Stock that would result in the stockholder beneficially owning more than 9.9% of the Common Stock of the Company. The holders of the Series A Preferred Stock shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada law and is superior upon the liquidation of the Company. The Selling Stockholders may elect to convert their Series A Preferred Stock at any time and from time to time in their sole discretion.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol, “SVYB.” The last trade of our Common Stock was on June 27, 2011, and the closing price on that date was $2.00 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

The offering of the shares by the Selling Stockholders in this prospectus is deemed to be an indirect primary offering by our Company through the Selling Stockholders as underwriters, such that the offering price of the shares must be fixed for the duration of the offering. The offering price has been fixed at $0.10 per share. We will not receive any proceeds from the resale of shares of our Common Stock by the Selling Stockholders.

We are a shell company as defined in Rule 405 under the Securities Act. As such, pursuant to Rule 144(i) under the Securities Act, our shares will not be able to be sold pursuant to Rule 144 until we cease to be considered a shell company and twelve months have elapsed from the date we have filed adequate information (Form 10 information) with the SEC disclosing that we are no longer a shell company.

Investors are cautioned as to the highly illiquid nature of an investment in our shares.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 6.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is October 24, 2012.

PROSPECTUS

SAVVY BUSINESS SUPPORT, INC.

90,000,000 SHARES COMMON STOCK

$0.10 per Share

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PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus and does not contain all the information that you should consider before investing in our Common Stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto before making an investment decision.

General

Savvy Business Support, Inc. (the “Company,” “we,” “us,” “Savvy,” “our,” and similar terms) was incorporated in State of Nevada on April 30, 2010. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company as defined in Rule 12b-2 of the Exchange Act, as amended.

Business Overview

Located in Red Bank, New Jersey, Savvy Business Support, Inc. offers general business services/support to start-up companies, small and medium business planning to expand, individuals, and other business and organizations. We offer comprehensive services tailored to the client’s desired goal and needs. The documentation we produce may be for a client’s internal use, compliance reporting or documentation supporting a business opportunity. We believe that the advantage we have over the competition is that we offer an all-encompassing solution with emphasis on due diligence, research on competitor analysis, strategy and implementation, market analysis and wide-ranging pro-forma financial projections.

The Company believes it has formulated a business model to succeed in a downsizing corporate America and a turbulent economy the country has been recently experiencing. We have conducted the necessary due diligence and we believe that we have tailored a multifaceted business model to compete in the business services sector.

Product Development

We will provide the following consulting services to start-up companies for a flat monthly fee or individually negotiated one-time fee:

●	General Business Education and Advice for novice entrepreneurs including Q&A sessions;

●	Business plan writing;

●	Determination of which type of entity would be best for the proposed business;

●	Support and assistance with the formation of the new business entity;

●	Providing corporate accounting and bookkeeping referrals; and

●	Support for corporate structuring and financing;

We will provide the following consulting services to going public companies for a flat monthly fee or individually negotiated one-time fee:

●	Provide at least 3 Market Makers referrals* (complimentary service);
●	Education - Explaining the role of the Market Makers, PCAOB auditors, transfer agents and the like to our clients to enable them to make informed decisions;
●	Provide at least 3 PCAOB Auditors referrals*;
●	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;
●	Support and explanation of going public;
●	Support for corporate structuring and financing; and
●	Support for filing of Form 211 (Rule 15c2-11).

We will provide the following consulting services to publicly traded companies for a flat monthly fee or individually negotiated one-time fee:

●	As required, provide at least 3 Market Makers referrals* (complimentary service);
●	Provide at least 3 IR/PR Firms referrals*;
●	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;
●	Support for SEC compliance;
●	Support for Blue Sky compliance;
●	Provide corporate accounting and PCAOB referrals* ;
●	Support for corporate structuring and financing.

*Referrals made by our Company to clients may involve certain conflicts of interest between the Company, Ms. Sourlis individually, Ms. Sourlis’ law firm, and the client. We will make every attempt to ensure that all known and possible conflicts of interest are disclosed to each client upon making such referral and, if not waived by the client, cease working with the client in one or more capacities.

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We believe that we have formulated a business model to succeed in a downsizing corporate America and a turbulent economy. We have conducted the necessary due diligence and we believe we tailored a multifaceted business model to compete in the business services sector.

Fees

Revenues will be derived from fees we will charge our clientele in the form of cash and on a case-by-case basis. In certain favorable circumstances, we may negotiate with the client and receive all or a portion of payment in the form of equity in such client’s company. We intend to offer clients our comprehensive services for a flat monthly fee, or on a project-by-project “à la carte” basis. At no time will we charge any client for referrals of market makers.

At the present time, we intend to charge clients a flat rate fee per month for comprehensive services. The amount of the monthly fee will vary and may increase based on the size and complexity of such client, the amount and skill of work involved, and based on individual negotiations with a particular client.

Fees for clients who elect to retain our services on a project-by-project basis shall be individually negotiated and will vary based on the size and complexity of such client, the amount and skill of work involved, and with consideration to rates being charged throughout the industry for similar services.

Our fee structure is subject to current market conditions and is therefore subject to change. However, at no point will the client be unaware of any rate change.

Product and service development will be conducted under the direction of our sole Officer and Director, Virginia K. Sourlis, a practicing attorney with a joint JD/MBA degree received in 1991 from Villanova Law and Villanova School of Business Alumni. Ms. Sourlis received her undergraduate degree from Stanford University (1986) and studied at Oxford University in the United Kingdom (1985). Ms. Sourlis possesses almost twenty years of experience in corporate and securities law as well as in mergers & acquisitions. Her strong educational background and years of experience are believed by the Company to render her extremely capable and insightful towards bringing the Company’s business plan to fruition. Under her direction, the Company is focused on product development based on the client needs and direction of the market place. The Company offers general business consulting/services consisting of compliance reporting, bookkeeping, business writing, finance, and research and development. In addition, we offer business plan writing services for individuals interested in starting a new business and welcome referrals from accountants, lawyers and other business professionals. The Company’s mission is to offer competent and complete satisfaction to its customers.

DIVIDEND POLICY

We have never paid or declared dividends on our securities. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our business.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 130 Maple Avenue, Red Bank NJ 07701. Our telephone number is (732) 530-9007. The offices are provided by our sole officer and director, free of charge.

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OFFERING SUMMARY

The Issuer:	Savvy Business Support, Inc., a Nevada corporation

Terms of the Offering:	The Selling Stockholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. The Selling Stockholders are selling shares of Common Stock covered by this prospectus for their own account.

Securities Being Offered:

Up to 90,000,000 shares of our Common Stock, par value $0.0001 per share, issuable upon the conversion of 4,500,000 shares of Series A Convertible Preferred Stock. Each share of Series A Preferred Stock is convertible for 20 shares of Common Stock at any time and from time to time in the sole discretion of the Selling Stockholders; provided, however, that the holder is prohibited from converting such number of shares of Series A Preferred Stock that would result in the stockholder beneficially owning more than 9.9% of the Common Stock of the Company. The holders of the Series A Preferred Stock shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada law and is superior upon the liquidation of the Company. The Company sold the shares of Series A Preferred Stock to the Selling Stockholders on September 25, 2012 for an aggregate purchase price of $450 under Section 4(2) of the Securities Act.

Offering Price:

The offering of the shares by the Selling Stockholders in this prospectus is deemed to be an indirect primary offering by our Company through the Selling Stockholders as underwriters, such that the offering price of the shares must be fixed for the duration of the offering. The offering price has been fixed at $0.10 per share. Refer to “Plan of Distribution”.

Termination of Offering:	The offering will conclude when all of the 90,000,000 shares of Common Stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.

Minimum Number of Shares to Be Sold in This Offering:	None

Capitalization:

The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions.

Common Stock, par value $0.0001 per share: 100,000,000 shares authorized; 5,055,000 shares outstanding as of the date of this prospectus.

Preferred Stock, par value $0.0001 per share: 10,000,000 shares authorized; 4,500,000 Series A Convertible Preferred Stock designated; 4,500,000 issued and outstanding.

Use of Proceeds:	We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock.

Common Stock OTCBB Ticker Symbol:	SVYB

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of Common Stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus, including the documents incorporated by reference.

Risks Related to Our Business

Because we have nominal assets and minimal operations, we are considered a shell company and our business is difficult to evaluate.

We are considered to be a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. Because the company is considered a shell company, the securities previously sold in past offerings can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act”); Section 4(1) of the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) of the Securities Act described below in the next risk factor.

To eliminate our status as a shell company, we are actively pursuing new clients thereby producing revenue and assets. This may be accomplished through our own initiatives and business strategies. Since inception, the Company has been engaged in organizational efforts and in pursuing clients.

As the Company is currently a shell company with nominal assets and operations, there is a risk that we will be unable to continue as a going concern. The Company may have minimal operations or revenues or earnings from operations for several months. We currently do not have any significant assets or revenue. We anticipate we will sustain operating expenses without corresponding revenues. This may result in our incurring a net operating loss that will increase continuously until we can generate revenues. There is no guarantee that we will develop and sustain a suitable business operation.

We are considered a shell company; as such our stock cannot be sold pursuant to Rule 144 at this time.

We are a shell company as defined in Rule 405 under the Securities Act. As such, pursuant to Rule 144(i) under the Securities Act, our shares will not be able to be sold pursuant to Rule 144 until we cease to be considered a shell company and twelve months have elapsed from the date we have filed adequate information (Form 10 information) with the SEC disclosing that we are no longer a shell company.

We are not currently profitable and may not become profitable.

At June 30, 2012, we had $90 in cash on hand and an accumulated deficit of $39,316 and have not generated any revenues to date. In their report for the fiscal year ended September 30, 2011, our auditors have expressed that there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve or maintain profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures for the next several years and anticipate that our expenses will increase substantially in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock.

Subject to negotiation, our fees may be paid in the form of restricted stock of our clients.

In certain situations, we may negotiate with our clients to receive all or a portion of payment owed to us for services rendered in the form of equity in that client’s company. Such determination will be made by our sole officer, Virginia K. Sourlis. While we generally prefer to receive cash compensation, our officer may believe that certain situations require the receipt of restricted equity as compensation. Risks associated with receiving restricted equity compensation include, but are not limited to, 1) problems of liquidity where no market exists for such equity and therefore the Company cannot sell such equity and realize cash; 2) the client goes out of business and such equity is rendered worthless; 3) the equity is sold for less than the value of services provided by us to the client.

We believe that it is necessary to receive a limited amount of equity in order to hedge the associated risks involved with such form of payment. However, any loss we experience related to equity compensation could have a material effect on our ability to become profitable, and in the long term, to continue as a going concern.

We are subject to all of the complications and difficulties associated with new enterprises.

We have a limited history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business operation in an emerging industry, and the continued development of advertising, promotions, and a corresponding customer base. There is a possibility that we could sustain losses in the future, and there are no assurances that we will ever operate profitably.

We are a consulting company and while our management believes that it can implement our business plan, attract highly talented personnel and develop a market for its products and services, our plan of operations are subject to changing needs of target clientele, market conditions and various other factors out of our control. For these and other reasons, the purchase of the Shares should only be made by persons who can afford to lose their entire investment.

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Virginia K. Sourlis, the sole officer and director of the Company, currently is a fulltime attorney devoting approximately 40 hours a week to outside matters which could result in her inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.

Our business plan does not provide for the hiring of any additional employees until revenue will support the expense, which is estimated to be the third quarter of operations. Until that time, the responsibility of developing the Company’s business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Virginia K. Sourlis, who has limited time to manage the affairs of the Company. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. In the event she is unable to fulfill any aspect of her duties to the Company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

We are highly dependent on the services of Virginia K. Sourlis, our sole officer and sole director.

Our success depends on the efforts and abilities of Virginia K. Sourlis, our sole officer and sole director. Ms. Virginia is a licensed attorney and Managing Partner of The Sourlis Law Firm, a boutique law firm specializing in Corporate and Securities Law, located in Red Bank, New Jersey. Ms. Sourlis’ legal and business credentials and experience is more fully elaborated upon in this prospectus under the headings “Business – Product Development” and “Directors, Executive Officers, Promoters and Control Persons.” The loss of the services of Ms. Sourlis would have a material adverse effect on us. Our success also depends upon our ability to attract and retain qualified personnel required to fully implement our business plan. There can be no assurance that we will be successful in these efforts. In addition, Virginia Sourlis provides us office space in her professional business office free of charge. Our loss of her services would require us to obtain alternative office space for which we could expect to incur substantial lease fees. Furthermore, Ms. Sourlis’ law firm is representing the Company free of charge. Should we lose Ms. Sourlis as an Officer of the Company, we would immediately start to incur legal fees which could be substantial.

There is a pending SEC matter involving Virginia K. Sourlis that could materially adversely affect our operations and financial condition.

On February 10, 2011, the U.S. Securities and Exchange Commission amended its complaint in SEC v. Greenstone Holdings, Inc., et al., 10 civ. 1302 (S.D.N.Y.), to add as a defendant Virginia K. Sourlis, our Principal Executive and Principal Financial Officer. The amended complaint alleged that Ms. Sourlis violated Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 10(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Rule 10b-5 thereunder and aided and abetted defendant Greenstone’s violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. The SEC is seeking injunctive relief and financial penalties, disgorgement, and a penny stock bar from Ms. Sourlis.

The ultimate outcome of pending litigation is difficult to predict. In the event the Commission prevails in its charges against Ms. Sourlis and successfully prevents Ms. Sourlis from deriving income from practicing securities law for a given period of time, our Company’s operations and financial position might be adversely affected due to the fact that Ms. Sourlis currently has a verbal non-binding agreement with the Company to fund its operations for an indefinite period of time. Also, if the SEC prevails and Ms. Sourlis has been found to have violated the Securities Act and Exchange Act, it could be more difficult for the Company to attract investors and/or business partners, which would have a material adverse effect on the Company’s operations and operations.

As our business grows, we will need to attract additional employees which we might not be able to do.

In order to grow and implement our business plan, we would need to add managerial talent to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

Our business referrals may be subject to conflicts of interest, which could result in the loss of clients.

Much of our services to clients involve referring clients to outside third party service providers. Referrals made by our Company to clients may involve certain conflicts of interest between the Company, Ms. Sourlis individually, Ms. Sourlis’ law firm, and the client. We will make every attempt to ensure that all known and possible conflicts of interest are disclosed to each client upon making such referral and, if not waived by the client, cease working with the client in one or more capacities.

Failure on our part to identify and properly notify a client of any potential conflict of interest could result in legal proceedings, harm to our reputation and goodwill, and generally could have an overall material adverse affect on our business.

Our ability to become profitable and continue as a going concern will be dependent on our ability to attract, employ and retain highly skilled individuals to serve our clients.

The nature of our business requires that we employ “skilled persons”, to perform highly skilled and specialized tasks for our clientele. We define “skilled persons” as professionals with defined skill sets including auditing, corporate accounting, bookkeeping, public company compliance reporting, finance, business writing, and research and development.

While we have identified several skilled persons that we plan on contacting for employment with our Company, as of the date of this prospectus, we have not contacted nor have we entered into any agreements with any skilled persons, as we do not yet have the funds to retain them.

Our failure to retain such personnel could have a material adverse effect on our ability to offer services to clientele, and could potentially have a negative effect on our business. While we are confident that we will be able to find such persons, there is no guarantee that skilled persons will be available and willing to work for us in the future, nor is there any guarantee that we could afford to retain them if they are available at a future time.

We may not be able to compete successfully with current and future competitors.

Savvy Business Support, Inc. has many potential competitors in the business support industry. We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all. In addition to established competitors, there is ease of market entry for other companies that choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of financial change, evolving standards and competitors’ innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could fatally damage our business and chances for success.

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We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product design, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

If we do not continually update our services, they may become obsolete and we may not be able to compete with other companies.

We cannot assure you that we will be able to keep pace with advances or that our services will not become obsolete. We cannot assure you that competitors will not develop related or similar services and offer them before we do, or do so more successfully, or that they will not develop services and products more effective than any that we have or are developing. If that happens, our business, prospects, results of operations and financial condition will be materially adversely affected.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

We are a Nevada corporation. Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. We have not maintained liability insurance in the past, but intend to acquire such coverage immediately upon resources becoming available. There is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against it.

If we engage in any acquisition, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

We may attempt to acquire businesses, technologies, services or products or license technologies that we believe are a strategic fit with our business. We have limited experience in identifying acquisition targets, and successfully completing and integrating any acquired businesses, technologies, services or products into our current infrastructure. The process of integrating any acquired business, technology, service or product may result in unforeseen operating difficulties and expenditures and may divert significant management attention from our ongoing business operations. As a result, we will incur a variety of costs in connection with an acquisition and may never realize our anticipated benefits.

We may engage in transactions that present conflicts of interest.

The Company’s officers and directors may enter into agreements with the Company from time to time which may not be equivalent to similar transactions entered into with an independent third party. A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between the Company and any officer or director is fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms’-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

Risks Relating to Ownership of Our Common Stock

There is no active market for our Common Stock.

On May 31, 2011, the Company’s Common Stock was cleared for trading on the OTC Bulletin Board under the trading symbol “SVYB”. The last trade of our Common Stock was on June 27, 2011, and the closing price on that date was $2.00 per share. We do not have any securities that are currently traded on any other exchange or quotation system.

There exists only a very limited trading market for the Company’s Common Stock with limited or no volume and thus the Company cannot accurately obtain an accurate bid or ask price for a share of its Common Stock.Any investor who purchases the Company’s Common Stock is not likely to find any liquid trading market for the Common Stock and there can be no assurance that any liquid trading market will ever develop, or if developed, be maintained. Due to the lack of a trading market for our securities, investors may have difficulty selling any shares they purchase.

Any trading market that may develop in the future for our Common Stock will most likely be very volatile; and numerous factors beyond our control may have a significant effect on the market.

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Our Common Stock is deemed a “penny stock,” which could make it more difficult for our investors to sell their shares.

Our Common Stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The “penny stock” rules generally apply to companies whose Common Stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than established customers complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities and investors will find it more difficult to dispose of our securities.

We have identified material weaknesses in our internal control over financial reporting, and we cannot provide assurance that additional material weaknesses or significant deficiencies will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition, proxy statement, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective disclosure controls and procedures and internal controls and procedures for financial reporting. In our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 (the “2011 Form 10-K”) and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, we disclosed that our Principal Executive Officer and Principal Financial and Accounting Officer concluded that our disclosure controls and procedures as of the end of the periods covered by such reports were not effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Also, in our 2011 Form 10-K, we disclosed that there were material weaknesses in our internal control over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. To date, none of the identified material weaknesses in our internal control over financial reporting have been corrected nor have we changed our disclosure controls and procedures to ensure that they are effective. We will need to hire additional financial reporting, internal controls and other financial personnel in order to develop and implement appropriate internal controls and reporting procedures. As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. The measures we take may not be sufficient to satisfy our obligations as a public company. If we fail to timely achieve and maintain the adequacy of our internal control over financial reporting, we may not be able to produce reliable financial reports or help prevent fraud. Our failure to achieve and maintain effective internal control over financial reporting could prevent us from filing our periodic reports on a timely basis which could result in the loss of investor confidence in the reliability of our financial statements, harm our business and negatively impact the trading price of our common stock.

The price of our shares of Common Stock in the future may be volatile.

If an active trading market ever develops for our Common Stock, of which no assurances can be given, the market price of our Common Stock will likely be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our Common Stock; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history with no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Our undesignated preferred stock may inhibit potential acquisition bids; this may adversely affect the market price for our Common Stock and the voting rights of holders of our Common Stock.

Our certificate of incorporation provides our Board of Directors with the authority to issue up 10,000,000 shares of undesignated preferred stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imported upon these shares without further vote or action by our stockholders. The issuance of shares of preferred stock may delay or prevent a change in control transaction without further action by our stockholders. As a result, the market price of our Common Stock may be adversely affected. In addition, if we issue preferred stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the market price of our Common Stock could be adversely affected.

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We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Forward-looking statements usually contain the words “estimate,” “anticipate,” “believe,” “expect,” or similar expressions, and are subject to numerous known and unknown risks and uncertainties. In evaluating such statements, prospective investors should carefully review various risks and uncertainties identified in this prospectus, including the matters set forth under the captions “Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission (“SEC”). These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements. The Company undertakes no obligation to update or publicly announce revisions to any forward-looking statements to reflect future events or developments.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risks Related to the Company’s Business” above, as well as those discussed elsewhere in this prospectus. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We file reports with the SEC. You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room, 100 F. Street, NE, Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company.

We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

DESCRIPTION OF BUSINESS

General

Savvy Business Support, Inc. (the “Company,” “we,” “us,” “Savvy,” “our,” and similar terms) was incorporated in the State of Nevada on April 30, 2010. The Company is offering general business services/support to start-up companies, small and medium business planning to expand, individuals, and other business and organizations. We offer comprehensive services tailored to the client’s desired goal and needs. The documentation we produce may be for a client’s internal use, compliance reporting or documentation supporting a business opportunity. The advantage we have over the competition is that we offer an all-encompassing solution with emphasis on due diligence, competition analysis, strategy and implementation, market analysis and wide-ranging pro-forma financial projections.

Organizational History

We were incorporated in State of Nevada on April 30, 2010. There are currently an aggregate of 5,055,000 shares of the Company’s Common Stock issued and outstanding, 5,010,000 of which are held by our sole officer and director. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company as defined in Rule 12b-2 of the Exchange Act, as amended. Because the Company is considered a shell company, the securities previously sold in past offerings can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act”); Section 4(1) of the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) of the Securities Act.

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The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions.

Business Overview

Located in Red Bank, New Jersey, Savvy Business Support, Inc. offers general business services/support to start-up companies, small and medium business planning to expand, individuals, and other business and organizations. We offer comprehensive services tailored to the client’s desired goal and needs. The documentation we produce may be for a client’s internal use, compliance reporting or documentation supporting a business opportunity. We believe that the advantage we have over the competition is that we offer an all-encompassing solution with emphasis on due diligence, research on competitor analysis, strategy and implementation, market analysis and wide-ranging pro-forma financial projections.

The Company believes it has formulated a business model to succeed in a downsizing corporate America and a turbulent economy the country has been recently experiencing. We have conducted the necessary due diligence and we believe that we have tailored a multifaceted business model to compete in the business services sector.

As corporate America downsizes, there are more and more skilled/talented people looking for employment. We use the words skilled/talented to represent people with defined skill sets including auditing, corporate accounting, bookkeeping, public company compliance reporting, finance, business writing, and research and development.

Even though corporate America is downsizing and firing employees, U.S. reporting companies continue to have duties and reporting requirements that require compliance. Our multifaceted business model has identified a number of these duties and plans to offer these services to business on an as needed basis.

Regardless of the service required, the Company has already identified skilled individuals to complete the services. The Company has identified several individuals that have the necessary skills/talents to launch the Company in its initial phase. As of the date of this prospectus, we have not contact or approached such individuals about the prospect of working for us. We are confident that the Company will always be able to find skilled/talented people to perform virtually any task because of the diversity of the local talent pool.

As of the date of this prospectus, we have not contacted any of the individuals that we have identified to potentially work for us. We have also not adopted any guidelines for contracting with such individuals, and believe that that the contractual arrangement between our Company and such individuals will be determined on a case-by-case basis, based upon the skill-set of such individual and the market demand for a particular field.

Product Development

We will provide the following consulting services to start-up companies for a flat monthly fee or individually negotiated one-time fee:

●	General Business Education and Advice for novice entrepreneurs including Q&A sessions;

●	Business plan writing;

●	Determination of which type of entity would be best for the proposed business;

●	Support and assistance with the formation of the new business entity;

●	Providing corporate accounting and bookkeeping referrals; and

●	Support for corporate structuring and financing;

We will provide the following consulting services to going public companies for a flat monthly fee or individually negotiated one-time fee:

●	Provide at least 3 Market Makers referrals* (complimentary service);

●	We will not be accepting any compensation for market maker referrals, and this service will be complementary. Our role in referring clientele to market makers will be solely introductory, in the form of a phone call or email linking the two parties. After such introductions are made, we will have no further direct dealings in such a context with the market maker.

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●	Education - Explaining the role of the Market Makers, PCAOB auditors, transfer agents and the like to our clients to enable them to make informed decisions;

●	Provide at least 3 PCAOB Auditors referrals*;

●	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;

●	Support and explanation of going public;

●	Support for corporate structuring and financing; and

●	Support for filing of Form 211 (Rule 15c2-11).

 We will provide the following consulting services to publicly traded companies for a flat monthly fee or individually negotiated one-time fee:

●	As required, provide at least 3 Market Makers referrals* (complimentary service);

●	We will not be accepting any compensation for market maker referrals, and this service will be complementary. Our role in referring clientele to market makers will be solely introductory, in the form of a phone call or email linking the two parties. After such introductions are made, we will have no further direct dealings in such a context with the market maker.

●	Provide at least 3 IR/PR Firms referrals*;

●	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;

●	Support for SEC compliance;

●	Support for Blue Sky compliance;

●	Provide corporate accounting and PCAOB referrals* ;

●	Support for corporate structuring and financing.

*Referrals made by our Company to clients may involve certain conflicts of interest between the Company, Ms. Sourlis individually, Ms. Sourlis’ law firm, and the client. We will make every attempt to ensure that all known and possible conflicts of interest are disclosed to each client upon making such referral and, if not waived by the client, cease working with the client in one or more capacities.

We believe that we have formulated a business model to succeed in a downsizing corporate America and a turbulent economy. We have conducted the necessary due diligence and we believe we tailored a multifaceted business model to compete in the business services sector.

Fees

Revenues will be derived from fees we will charge our clientele in the form of cash and on a case-by-case basis. In certain favorable circumstances, we may negotiate with the client and receive all or a portion of payment in the form of equity in such client’s company. We intend to offer clients our comprehensive services for a flat monthly fee, or on a project-by-project “à la carte” basis. At no time will we charge any client for referrals of market makers.

At the present time, we intend to charge clients a flat rate fee per month for comprehensive services. The amount of the monthly fee will vary and may increase based on the size and complexity of such client, the amount and skill of work involved, and based on individual negotiations with a particular client.

Fees for clients who elect to retain our services on a project-by-project basis shall be individually negotiated and will vary based on the size and complexity of such client, the amount and skill of work involved, and with consideration to rates being charged throughout the industry for similar services.

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Our fee structure is subject to current market conditions and is therefore subject to change. However, at no point will the client be unaware of any rate change.

Product and service development will be conducted under the direction of our sole Officer and Director, Virginia K. Sourlis, a practicing attorney with a joint JD/MBA degree received in 1991 from Villanova Law and Villanova School of Business Alumni. Ms. Sourlis received her undergraduate degree from Stanford University (1986) and studied at Oxford University in the United Kingdom (1985). Ms. Sourlis possesses almost twenty years of experience in corporate and securities law as well as in mergers & acquisitions. Her strong educational background and years of experience are believed by the Company to render her extremely capable and insightful towards bringing the Company’s business plan to fruition. Under her direction, the Company is focused on product development based on the client needs and direction of the marketplace. The Company offers general business consulting/services consisting of compliance reporting, bookkeeping, business writing, finance, and research and development. In addition, we offer business plan writing services for individuals interested in starting a new business and welcome referrals from accountants, lawyers and other business professionals. The Company’s mission is to offer competent and complete satisfaction to its customers.

Industry Analysis

Competition in the general field of business consulting is quite intense. Although numerous established companies offer a variety of services to different customer segments, the Company believes competition in the small and medium size businesses marketplace to be modest. It is our belief that customers in this segment strongly rely on a referral consultant’s professional qualifications and the ability to come up with viable solutions in a time and cost-effective manner to satisfy their clients’ needs.

Marketing

The Company will adopt a focused marketing strategy based on the identified four major classifications of market segmentation to target and adopted a focused marketing strategy. These classifications include:

●	Individual Entrepreneurs

●	Small – Large Privately Held Companies

●	Small to Large Publicly Traded Corporations

●	Small to Large Going Public Companies

Individual Entrepreneurs

Marketing to this segment poses challenges because success will depend upon an ambitious campaign including word-of-mouth and personal relationships. Despite the challenges associated with cultivating business from this segment, the Company performed due diligence on the market classifications and the results indicate that this is the fastest growing segment.

Small – Large Privately Held Companies

The classification of this segment includes businesses with 25 to 5,000 employees. Based on our classifications, marketing to this segment will require a strategy similar to individual proprietors. The marketing strategy will emphasize networking with individuals, business acquaintances and professionals. The goal to attracting business is by offering our services as a value added benefit to their clients’ needs.

Small to Large Going Public Companies

Procuring business from this segment will be somewhat more conventional and we have plans for a frugal marketing campaign that is target market driven. Due diligence performed by the Company revealed that this market segment has the most potential to generate revenue consistently on a short-term and long-term basis.

The Company’s primary planned marketing strategy targets building long-term customer relationships, which will result in repeat business. Since our core business is business services/consulting, we plan to market our company as a competent and reliable referral source. We will place emphasis on our services that address the needs of smaller clients that the Company may not have the resources to satisfy internally or which they have not found a competent and reliable referral source.

Small to Large Publicly Traded Corporations

Savvy is finalizing a marketing strategy to attract clients and business from this segment. We will guarantee the same competent end services as the firms with the recognizable well-known names. Retaining clientele from companies already publicly traded could prove challenging, as such companies typically have consultants and third party service provides already in place and under contract.

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Growth Strategy of the Company

Our mission is to maximize shareholder value through expanding the scope of services offered while continually evaluating and cultivating new and alternative revenue generating opportunities. While a strategic and wisely executed referral based marketing campaign is vital to expanding our client base, providing superior service and reliability will ensure a solid operation built for long-term success.

The overall objective is to focus efforts towards our specialized services and to become a leader in this service driven sector. Generating sufficient cash flow to finance future growth and development is a key factor to growing and expanding the business at a rate that is both challenging and manageable.

Competitive Analysis

The Company has many potential competitors in the business consulting services industry. We consider the competition to be competent, experienced, and they have greater financial and marketing resources than we do at the present time. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the marketing of their services than are available to our Company. Some of the Company’s competitors also offer a wider scope of services and have greater name recognition. Our competitors include large accounting firms that also have extensive customer bases.

The Company has identified, analyzed, and broke down the competition into three major classes. These include individual consultants who devote their fulltime to marketing themselves to potential clients, small to large accounting businesses who operate business consulting divisions in addition to their primary accounting and auditing businesses, and large consulting companies that have a substantial amount of skilled and experienced employees under contract.

Twelve- Month Growth Strategy and Milestones

0-3 Months:

●	Continue word-of-mouth campaign with Individual Proprietors

●	Finalize sales and marketing material

●	Secure web domain

●	Evaluate and hire web designer

●	Finalize list of contract labor

●	Continue due diligence on small to large private companies

●	Initiate due diligence to indentify small to large going public companies

●	Initiate due diligence and identify contact persons with small to large publicly traded companies

4-6 Months:

●	Finalize web site development

●	Continue with direct marketing efforts and word-of-mouth campaign with individual proprietors

●	Establish direct marketing campaign to small to large private companies

●	Establish direct marketing campaign to small to large going public companies and publicly traded companies

●	Evaluate and identify joint venture partners and relationships

 7-9 Months:

●	Further nurture joint venture opportunities

●	Continue efforts to market our services to individuals, small to large private companies, small to large going public companies, and small to large publicly traded companies

●	Initiate two-year marketing and overall business plan based on past six month’s progress

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10-12 Months:

●	Analyze web-site leads/revenue generating effectiveness and make necessary adjustments/changes

●	Analyze marketing efforts to date and address necessary decencies

●	Evaluate need to hire employees versus using contract labor

●	Finalize detailed two-year marketing and business plan

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

We do not require any government approval for our services.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our proposed business, the Company has not spent any funds on research and development activities to date. The Company plans to spend funds on Services Development as detailed in sections titled “Description of Business” and “Management’s Discussion and Analysis or Plan of Operation.”

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Ms. Virginia K. Sourlis who is responsible for the primary operation of our business. There are no formal employment agreements between the Company and our current employee. The loss of Ms. Sourlis’ services would have a material adverse and catastrophic impact on our business operations, which should be considered a high risk of investment.

In the event our Company does not have adequate cash on hand, our sole Officer and Director, Ms. Sourlis, has verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by Ms. Sourlis will create a further liability to the Company to be reflected on the Company’s financial statements. Ms. Sourlis’ commitment to personally fund the Company is not contractual and could cease at any moment in her sole and absolute discretion.

Future contributions by Ms. Sourlis to the Company, pursuant to the verbal and non-binding agreement, will be reflected on the financial statements of the Company as liabilities.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

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●	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

●	Contains a toll-free number for inquiries on disciplinary actions;

●	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	The bid and offer quotations for the penny stock;

●	The compensation of the broker-dealer and its salesperson in the transaction;

●	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Executive Offices and Telephone Number

Our executive office is currently located The Courts of Red Bank, 130 Maple Avenue, Suite 9B2, Red Bank New Jersey 07701. Our main telephone number is (732) 530-9007. Our fax number is (732) 530-9008. Our Officer, Virginia K. Sourlis, may also be reached at any time by email at Virginia@SourlisLaw.com .

This space is provided to us free of charge by our sole director and officer. The loss of services of Ms. Sourlis would result in the Company being required to obtain outside office space at a potentially high cost.

We anticipate that we will require additional office space to facilitate the implementation of our business plan once sufficient revenues are attained which would allow such an action. We have recently undertaken a comprehensive review of additional office space available in the Red Bank, New Jersey area and found that many suitable commercial office spaces are perpetually available, and that prices range from approximately $25.00 - $30.00 per square foot. Management of the Company believes that office space of approximately one thousand square feet will be sufficient for current operations, but anticipates that continued growth or expansion could require larger space.

DESCRIPTION OF PROPERTIES

 Our executive office is currently located The Courts of Red Bank, 130 Maple Avenue, Suite 9B2, Red Bank New Jersey 07701. Our main telephone number is (732) 530-9007. Our fax number is (732) 530-9008. Our Officer, Virginia K. Sourlis, may also be reached at any time by email at Virginia@SourlisLaw.com.

This space is provided to us free of charge by our sole director and officer. The loss of services of Ms. Sourlis would result in the Company being required to obtain outside office space at a potentially high cost.

We anticipate that we will require additional office space to facilitate the implementation of our business plan once sufficient revenues are attained which would allow such an action. We have recently undertaken a comprehensive review of additional office space available in the Red Bank, New Jersey area and found that many suitable commercial office spaces are perpetually available, and that prices range from approximately $25.00 - $30.00 per square foot. Management of the Company believes that office space of approximately one thousand square feet will be sufficient for current operations, but anticipates that continued growth or expansion could require larger space.

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LEGAL PROCEEDINGS

On February 10, 2011, the U.S. Securities and Exchange Commission amended its complaint in SEC v. Greenstone Holdings, Inc., et al., 10 civ. 1302 (S.D.N.Y.), to add as a defendant Virginia K. Sourlis, our Principal Executive and Principal Financial and Accounting Officer. The amended complaint alleged that Ms. Sourlis violated Sections 5 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 10(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Rule 10b-5 thereunder and aided and abetted defendant Greenstone’s violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. The SEC is seeking injunctive relief and financial penalties, disgorgement, and a penny stock bar from Ms. Sourlis.

The ultimate outcome of pending litigation is difficult to predict. At this time, Ms. Sourlis does not expect that the outcome of any such matter will have a material adverse effect on the Company’s results of operations or financial position. However, in the event the Commission prevails in its charges against Ms. Sourlis and successfully prevents Ms. Sourlis from deriving income from practicing securities law for a given period of time, our Company’s operations and financial position might be adversely affected due to the fact that Ms. Sourlis currently has a verbal non-binding agreement with the Company to fund its operations for an indefinite period of time. Also, if the SEC prevails and Ms. Sourlis has been found to have violated the Securities Act and Exchange Act, it could be more difficult for the Company to attract investors and/or business partners, which would have a material adverse effect on the Company’s operations and operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Stockholders. All of the net proceeds from the resale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the Common Stock for the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The offering of the shares by the Selling Stockholders in this prospectus is deemed to be an indirect primary offering by our Company through the Selling Stockholders as underwriters, such that the offering price of the shares must be fixed for the duration of the offering. The offering price has been fixed at $0.10 per share. Refer to “Plan of Distribution”.

DILUTION

We are not selling any of the shares of our Common Stock in this offering. All of the shares sold in this offering will be held by the Selling Stockholders at the time of the sale, so that no dilution will result from the sale of the shares.

SELLING STOCKHOLDERS

The shares of Common Stock being offered for resale by the Selling Stockholders consist of 90,000,000 shares of Common Stock issuable upon conversion of 4,500,000 shares of Series A Preferred Stock at any time and from time to time in the sole discretion of the Selling Stockholders. Because we are a shell company, the Selling Stockholders are considered underwriters within the meaning of Section 2(11) of the Securities Act.

The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock beneficially owned by each of the Selling Stockholders as of October 24, 2012 and the number of shares of Common Stock being offered by the Selling Stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholders may offer all or part of the shares for resale from time to time. However, the Selling Stockholders are under no obligation to sell all or any portion of such shares nor are the selling Stockholders obligated to sell any shares immediately upon effectiveness of the Registration Statement, of which this prospectus is a part. All information with respect to share ownership has been furnished by the Selling Stockholders.

At the time of this prospectus, the sole Selling Stockholder, Edward Whitehouse, is a brother-in-law of Virginia Sourlis, the sole officer and director of the Company. Other than foregoing, the Selling Stockholderss (i) has not had a material relationship with us other than as a shareholder at any time within the past three years, (ii) has ever been one of our officers or directors or an officer or director of our predecessors or affiliates (iii) is neither a broker-dealer nor affiliated with a broker-dealer.

Name of Selling Stockholder	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owed after Offering (1)
Edward Whitehouse	90,001,000	90,000,000	1,000	*
TOTAL:	90,001,000	90,000,000	1,000	*

*      Represents less than 1%

(1)	Percentage ownership is based on 95,055,000 shares of Common Stock that will be outstanding upon the completion of this offering, consisting of (i) 5,055,000 shares of Common Stock currently outstanding and (ii) 90,000,000 shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and offered for resale pursuant to this prospectus.

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PLAN OF DISTRIBUTION

Timing of Sales

The Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The offering of the shares by the Selling Stockholders in this prospectus is deemed to be an indirect primary offering by our Company through the Selling Stockholders as underwriters, such that the offering price of the shares must be fixed for the duration of the offering. The offering price has been fixed at $0.10 per share.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	privately negotiated transactions; or

6.	in a combination of any of the above methods.

The Selling Stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a Selling Stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Stockholders will be, and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the shares may be, deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

We are a shell company as defined in Rule 405 under the Securities Act. As such, pursuant to Rule 144(i) under the Securities Act, our shares will not be able to be sold pursuant to Rule 144 until we cease to be considered a shell company and twelve months have elapsed from the date we have filed adequate information (Form 10 information) with the SEC disclosing that we are no longer a shell company.

Regulation M

The Selling Stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the Selling Stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, and impose a waiting period of two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the respective names, ages and positions of our directors and executive officers as well as the year that each of them commenced serving as a director of the Company. The terms of all of the directors, as identified below, will run until our annual meeting of stockholders in 2012 or until their successors are elected and qualified.

Person and Position:	Age:	Held Position Since:
Virginia K. Sourlis President and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	48	April 30, 2010

Management and Director Biographies

Each of the foregoing person(s) may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities Act. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

Virginia K. Sourlis, our President and sole Director, is the founder and owner of The Sourlis Law Firm (Est. 1997), a boutique securities law firm located in Red Bank, New Jersey. Her firm represents private and publicly traded companies in all stages of their development, from start-up to being a publicly traded company.

Ms. Sourlis’ law firm handles private placements, public offerings, mergers and acquisitions, 1933 and 1934 Act Registration Statements, blue sky law compliance, proxy statements and information statements, Form 10-Ks, Form 10-Qs, Form 8-Ks, Forms 3, 4, & 5, and Forms 13G & 13D, and counsel and advise companies regarding general securities and corporate/business legal matters.

Virginia K. Sourlis, Esq. studied at Oxford University, England (1985), graduated from Stanford University, California (1986) and received her MBA and JD from Villanova University, Pennsylvania (1991). Virginia formerly served as an arbitrator and chairperson for the FINRA and New York Stock Exchange (“NYSE”), and is a past Director of the Eastern Monmouth Area Chamber of Commerce, and a member of the New Jersey Bar Association, Monmouth Bar Association, ACCA, ABA and NJCCA, received a full scholarship to Stanford University, Palo Alto, CA, an All American Collegiate basketball player at Stanford University (point guard), an Olympic basketball finalist, a retired professional basketball player, All-American high school basketball player, and retired high school basketball uniform (#10).

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Her strong educational background and years of experience are believed by the Company to render her extremely capable and insightful towards bringing the Company’s business plan to fruition. Under her direction, the Company is focused on product development based on the client needs and direction of the marketplace. The Company offers general business consulting/services consisting of compliance reporting, bookkeeping, business writing, finance, and research and development. In addition, we offer business plan writing services for individuals interested in starting a new business and welcome referrals from accountants, lawyers and other business professionals. The Company’s mission is to offer competent and complete satisfaction to its customers.

Involvement in Certain Legal Proceedings

None of our executive officers, directors or named consultants has, during the past five years:

(a)	Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)	Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Family Relationships

None

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and greater than 10% stockholders filed the required reports in a timely manner.

Employment Agreements

None

Audit, Nominating and Compensation Committees

Our Board of Directors has not formally established separate audit, nominating or compensation committees though they perform many of the functions that would otherwise be delegated to such committees. Currently, our Board of Directors believes that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on our Board of Directors and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees are not justified under our current circumstances. However, we anticipate that our Board of Directors will seek qualified independent directors to serve on the Board and ultimately form standing nominating and compensation committees and nominate other directors to serve on its audit committee.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics.

Stock Option Grants

The Company has never issued any stock options to officers, employees or otherwise.

EXECUTIVE COMPENSATION

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acting in similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level, and other individuals as required by Item 402(m)(2) of Regulation S-K. We refer to all of these individuals collectively as our “named executive officers.”

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SUMMARY COMPENSATION TABLE

Name	Title	Fiscal Year Ended September 30,	Salary	Bonus	Other Comp.	Total
Virginia K. Sourlis, Esq.	President and CEO	2011	$0	$0	$0	$0
	(Principal Executive Officer) (Principal Financial and Accounting Officer)	2010	$0	$0	$0	$0

OUTRDS AT FISCAL YEAR END

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
None	—	—	—	—

Director Compensation:

During the fiscal year ending September 30, 2011, no compensation was paid to any member of the Board of Directors for their service.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock and Series A Preferred Stock as of October 24, 2012 by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock and Series A Preferred Stock, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares that a stockholder has the power to vote or the power to transfer, and stock options and other rights to acquire Common Stock that are exercisable currently or become exercisable within 60 days. Unless otherwise indicated, the address for each person is c/o Savvy Business Support, Inc., 130 Maple Avenue, Suite 9B2, Red Bank, NJ 07701.

As of the date of this Prospectus, we have 5,055,000 shares of Common Stock issued and outstanding and 4,500,000 shares of Series A Preferred Stock issued and outstanding.

Name and Position	Shares of Common Stock	Percentage of Class (Common)	Shares of Preferred Stock	Percentage of Class (Preferred)
Virginia K. Sourlis, Sole Officer and Director	5,010,000	99.11%	0	0

Edward Whitehouse	1,000	*	4,500,000	100%

Directors and Officers as a group (1 person)	5,010,000	99.11%	0	0

Certain Relationships and Related Transactions; and Director Independence.

Related Party and Certain Transactions

There have been no related-party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K

Director Independence

Our determination of independence of our directors is made using the definition of “independent director” contained under Rule 5065(a)(2) of the NASDAQ Marketplace Rules, even though such definitions do not currently apply to us because we are not listed on NASDAQ. None of the members of our Board of Directors qualify as independent pursuant to this Rule.

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Indemnification

Pursuant to the Certificate of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

DESCRIPTION OF SECURITIES

Market for Common Equity and Related Stockholder Matters and

Small Business Issuer Purchases of Equity Securities.

There is no active market for our Common Stock.

Our Common Stock is traded on the Bulletin Board and OTC Market under the symbol, "SVYB" only sporadically and with only limited and minimal interest by market makers.

Any investor who purchases the Company's Common Stock is not likely to find any liquid trading market for the Common Stock and there can be no assurance that any liquid trading market will ever develop. While we have 5,055,000 shares of our Common Stock, only 40,000 shares of our Common Stock are "freely tradable securities" (as that term is used in the Securities Act of 1933) and the remaining 5,010,000 shares are "restricted securities" since they are held by our President Virginia K. Sourlis.

The following table reflects the high and low prices of the Company's Common Stock for the year ended September 30, 2011 and the first quarter ended June 30, 2012. The Company's Common Stock commenced trading on January 6, 2011.

As of June 30, 2012, the Company had six market makers.

	High ($)	Low ($)
2011
2nd Quarter (March 31, 2011)	$2.00	$2.00

3rd Quarter (June 30, 2011)	$2.00	$2.00

4th Quarter (September 30, 2011)	$2.00	$2.00

2012
1st Quarter (June 30, 2012)	$2.00	$2.00

The Company has followed the policy of reinvesting earnings, if any, and, consequently, has not paid any cash dividends. At the present time, no change in this policy is under consideration by the Board of Directors. The payment of cash dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the Company's earnings, financial requirements and condition, opportunities for reinvesting earnings, business conditions and other factors.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Stock Transfer Agent

Columbia Stock Transfer Company

601 E Seltice Way Suite 202

Post Falls, Idaho 83854

Phone: 208-664-3544

Fax: 208-777-8998

www.columbiastock.com

Holders of Our Common Stock

As of the date of this prospectus, we have approximately 29 holders of record of our common stock.

General

Under our Certificate of Incorporation, we are authorized to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock, par value $0.0001 per share, or Common Stock and 10,000,000 are preferred stock, par value $0.0001 per share, or Preferred Stock. As of the date hereof, 5,055,000 shares of our Common Stock are issued and outstanding, and there are approximately 29 holders of record of our Common Stock. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company as defined in Rule 12b-2 of the Exchange Act, as amended. Because the company is considered a shell company, the securities sold in previously offerings can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act”); Section 4(1) of the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) of the Securities Act.

Common Stock

Pursuant to our bylaws, our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our Common Stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our Common Stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our Common Stock will be entitled to receive, on a pro rata basis, all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

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Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more designated series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, without stockholders’ approval, within any limitations prescribed by law and our Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)	voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)	subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of New Jersey.

Series A Convertible Preferred Stock

On September 24, 2012, our Board designated 4,500,000 shares of Preferred Stock as “Series A Convertible Preferred Stock” and we filed a Certificate of Designations with the Secretary of State of the State of Nevada therein the class. On September 25, 2012, the Company sold 4,500,000 shares of Series A Preferred Stock to the Selling Stockholders for an aggregate purchase price of $450 under Section 4(2) under the Securities Act.

Below is a summary of the Certificate of Designations of the Series A Convertible Preferred Stock.

1.     DESIGNATIONS AND AMOUNT. Four Million Five Hundred Thousand (4,500,000) shares of the Preferred Stock of the Company, $0.0001 par value per share, shall constitute a class of Preferred Stock designated as “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”) with a face value of $0.0001 per share (the “Face Amount”). After the initial issuance of shares of Series A Convertible Preferred Stock, no additional shares of Series A Convertible Preferred Stock may be issued by the Company except as provided in SECTION 7 hereof.

2.    CONVERSION.

(a)    CONVERSION AT THE OPTION OF THE HOLDER. Each holder of Series A Convertible Preferred Stock shall have the right, at such holder’s option, at any time or from time to time from and after the day immediately following the date the Series A Convertible Preferred Stock is first issued, to convert each share of Series A Convertible Preferred Stock into Twenty (20) fully-paid and non-assessable shares of Common Stock, par value $0.0001 per share. In connection with any conversion hereunder, each Holder of Series A Stock may not convert any part of the Series A Stock if such conversion would cause such Holder or any of its assignees to own more than 9.9% of the Common Stock of the Company.

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(b)    MECHANICS OF CONVERSION. In order to effect a Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion (attached hereto) to the Company for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series A Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company or the transfer agent. The Company shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Company or the transfer agent as provided above, or the Holder notifies the Company or the transfer agent that such certificates have been lost, stolen or destroyed (subject to the requirements of SECTION 11).

“Conversion Date” means the date specified in the Notice of Conversion in the form attached hereto, so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Company before Midnight, Eastern U.S. time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date a Holder faxes or otherwise delivers the Notice of Conversion to the Company.

(i)    Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates from a Holder of Series A Stock accompanied by a Notice of Conversion (attached hereto), the Company shall, no later than the ten business days following the later of (a) the Conversion Date (hereinafter defined) and (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to SECTION 11 (the “Delivery Period”), issue and deliver to the Holder (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A Stock being converted and (y) a certificate representing the number of shares of Series A Stock not being converted, if any.

(ii)    Taxes. The Corporation shall pay any and all taxes and all other reasonable expenses, which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Stock.

(iii)    No Fractional Shares. If any conversion of Series A Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series A Stock shall be the next higher whole number of shares.

(c)    PARTIAL CONVERSION. In the event some but not all of the shares of Series A Stock represented by a certificate(s) surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Stock which were not converted.

(d)    RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, in addition to such other remedies as shall be available to the holder of such Series A Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase, and shall increase, its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(e)    NO REISSUANCE OF SERIES A STOCK. In the event any shares of Series A Stock shall be converted pursuant to this SECTION 2 or otherwise reacquired by the Company, the shares so converted or reacquired shall be canceled. The Certificate of Incorporation of the Company may be appropriately amended from time to time to effect the corresponding reduction in the Company’s authorized capital stock.

(f)    In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g)    The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Company upon conversion of any shares of Series A Stock; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Stock in respect of which such shares are being issued.

(h)    All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Company, be validly issued, fully paid and nonassessable and free from all taxes (except income taxes), liens or charges with respect thereto.

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3.    NO REDEMPTION. The shares of the Series A Convertible Preferred Stock are not redeemable.

4.    RANK. Except as specifically provided below, the Series A Convertible Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution, rank senior to (i) all classes of Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”) and (ii) any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holder(s) of Series A Convertible Preferred Stock).

5.    LIQUIDATION PREFERENCE

Except as otherwise provided by the Nevada Business Corporation Act or elsewhere in this certificate, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to one dollar ($1.00) per share.

6.    DIVIDENDS.

The holders of shares of Series A Convertible Preferred Stock shall not be entitled to receive any dividends.

7.    VOTING RIGHTS.

(a)    The Holders of the Series A Convertible Preferred Stock shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the Nevada Business Corporation Act, in this SECTION 7 and in SECTION 8 below.

To the extent that under the Nevada Business Corporation Act the vote of the Holders of the Series A Convertible Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Convertible Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Convertible Preferred Stock (except as otherwise may be required under the Nevada Business Corporation Act) shall constitute the approval of such action by the class. To the extent that under the Nevada Business Corporation Act Holders of the Series A Convertible Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series A Convertible Preferred Stock shall be entitled to one (1) vote.

8.    PROTECTION PROVISIONS

So long as any shares of Series A Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by the Nevada Business Corporation Act) of the Holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock:

(a)    alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock;

(b)    alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series A Convertible Preferred Stock;

(c)    create any new class or series of capital stock having a preference over the Series A Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company (as previously defined, “Senior Securities”);

(d)    create any new class or series of capital stock ranking pari passu with the Series A Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company (as previously defined, “Pari Passu Securities”);

(e)    increase the authorized number of shares of Series A Convertible Preferred Stock;

(f)    issue any shares of Series A Convertible Preferred Stock other than pursuant to the Securities Purchase Agreement with the original parties thereto;

(g)    issue any additional shares of Senior Securities; or

(h)    redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.

If holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Series A Convertible Preferred Stock pursuant to subsection (a) above, then the Company shall deliver notice of such approved change to the Holders of the Series A Convertible Preferred Stock that did not agree to such alteration or change (the “Dissenting Holders”).

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9.    MERGER, CONSOLIDATION, ETC.

(a)    If at any time or from time to time there shall be (i) a merger, or consolidation of the Company with or into another corporation, (ii) the sale of all or substantially all of the Company’s capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Company shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or Series of transactions by the Company in which in excess of 50 percent of the Company’s voting power is transferred (each, a “Reorganization”), then as a part of such Reorganization, provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Company, or of the successor corporation resulting from such Reorganization.

(b)    The provisions of this SECTION 9 are in addition to and not in lieu of the provisions of SECTION 6 hereof.

10.    NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against impairment.

11.    LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock

Convertible Securities

Other than the Series A Preferred Stock described above, we have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

Recent Sales of Unregistered Securities

On September 25, 2012, we sold 4,500,000 shares of Series A stock for $0.0001 per share generating proceeds of $450.00. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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EXPERTS

The Sourlis Law Firm with offices located at The Courts of Red Bank, 130 Maple Avenue, Suite 9B2, Red Bank, NJ 07701, has assisted us in the preparation and filing of the Registration Statement on Form S-1, of which this prospectus is a part, and will provide counsel with respect to other legal matters concerning the Company and its securities law compliance. The Sourlis Law Firm has consented to being named as an expert in the Registration Statement.

W.T. Uniack & Co. CPA’s P.C. (“Uniack”), our independent registered public accounting firm, has audited our consolidated financial statements included in the Registration Statement to the extent and for the periods set forth in its audit report. The report of Uniack is included in reliance upon its authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation and Bylaws provide no director shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Company’s directors to the Company or its stockholders to the fullest extent permitted by law. The Company shall indemnify to the fullest extent permitted by law each person that such law grants the Company the power to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, unless directed otherwise by the opinion of our legal counsel, we will submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

ORGANIZATION WITHIN LAST FIVE YEARS

See “Certain Relationships and Related Transactions and Corporate Governance.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Description of Business” sections and elsewhere in this prospectus and in the Company’s 10-K for the fiscal year ended September 30, 2011 and in the Company’s 10-Q for the fiscal quarter ended June 30, 2012. We use words such as anticipate,” estimate,” plan,” project,” continuing,” ongoing,” expect,” believe,” intend,” may,” will,” should,” could,” predict,” and similar expressions to identify forward-looking statements. Although we believe the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bound of our knowledge of our business, our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the Risk Factors” section of this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations, and prospects.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

●	discuss our future expectations;
●	contain projections of our future results of operations or of our financial condition; and
●	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words “we,” “us,” “our,” “the Company” or “Savvy” in this prospectus collectively refers to the Company, Savvy Business Support, Inc.

General Information about the Company

Savvy Business Support, Inc. (the “Company” or “Savvy”) was incorporated in the State of Nevada on April 30, 2010. The Company is offering general business services/support to start-up companies, small and medium business planning to expand, individuals, and other business and organizations. From the date of formation, the Company commenced operations, discussing and offering its business consulting services to prospective clients. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company under the Securities Exchange Act of 1934, as amended. Therefore, an investment in our Company should be considered extremely risky, and an investment suitable only for those who can afford to lose the entirety of their investment.

We offer comprehensive services tailored to the client’s desired goal and needs. The documentation we intend to produce may be for a client’s internal use, compliance reporting or documentation supporting a business opportunity. The advantage we have over the competition is that we offer an all-encompassing solution with emphasis on due diligence, competition analysis, strategy and implementation, market analysis and wide-ranging pro-forma financial projections.

The Company’s operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Formation of the Company;

2.	Development of the Savvy Business Support, Inc. business plan;

3.	Initiated working on sales and marketing material;

4.	Conducted due diligence and identified four major classifications of market segmentation to target and adopted a focused marketing strategy. These classifications include:

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●	Individual Entrepreneurs

●	Small – Large Privately Held Companies

●	Small to Large Publicly Traded Corporations

●	Small to Large Going Public Companies

Savvy Business Support, Inc. anticipates sales to begin approximately within one year following this prospectus. In order to generate revenues, Savvy Business Support, Inc. must address the following areas:

1.	Finalize and implement our marketing plan: In order to effectively market our services, the Company has adopted a focused marketing strategy that it needs to finalize and implement. This all encompassing strategy is broken down into four major market segmentations. While client satisfaction is paramount and an underscoring philosophy, the marketing strategy varies based on the size of the targeted client.

2.	Promoting our services as mutually beneficial: Referral relationships will be one key to our success. One of our strategies is to offer our services to business where their clients require services that are beyond their internal manpower. Savvy will portray a professional image and complete the services efficiently and cost effectively. Conducting business in this manner will result in a positive reflection on our Company as well as the referring client.

3.	Constantly monitor our market: We plan to constantly monitor our targeted market segmentations and adapt to consumers needs, wants and desires. To be successful we plan to evolve and diversify or expand our scope of services to satisfy our clients.

The Company believes that raising $200,000 through the sale of common equity will be sufficient for the Company to become operational and sustain operations through the next twelve (12) months. We believe that the recurring revenues from services performed will be sufficient to support ongoing operations. Unfortunately, this can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services will be adequate to maintain our business.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements as of September 30, 2011 included in the Report, and for the period April 30, 2010 (date of inception) to September 30, 2011.

As of the date of this prospectus, Savvy Business Support, Inc. has 5,055,000 shares of $0.0001 par value Common Stock issued and outstanding.

Savvy Business Support, Inc. has administrative offices located at The Courts of Red Bank, 130 Maple Avenue, Suite 9B2, Red Bank NJ 07701. We use this office space free of charge from our sole director and officer.

Status as a Shell Company

As of September 30, 2011, because we have nominal operations and minimal assets, we are considered to be a shell company under the Securities Exchange Act of 1934, as amended. Because the Company is considered a shell company, the securities sold in previous offerings can only be resold through registration under the Securities Act of 1933, as amended (the “Securities Act”); Section 4(1) of the Securities Act, if available, for non-affiliates; or by meeting the conditions of Rule 144(i) of the Securities Act.

Therefore, an investment in our Company should be considered extremely risky and an investment suitable only for those who can afford to lose the entirety of their investment.

The Company has a very specific business purpose and a bona fide plan of operations. Its business plan and purpose is to provide a broad range of business support and consulting services, including specific business advice, and third party service provider and financing referrals to entrepreneurs, small, medium and large companies, including both privately held and publicly traded entities. The Company offers comprehensive services tailored to each client’s desired goals and needs. The Company offers an all-encompassing solution to every potential client’s need with emphasis on due diligence, research on competitor analysis, strategy and implementation, market analysis and wide-ranging pro-forma financial projections.

Revenues will be derived from fees we will charge our clientele in the form of cash and on a case-by-case basis. In certain favorable circumstances, we may negotiate with the client and receive all or a portion of payment in the form of equity in such client’s company. We intend to offer clients our comprehensive services for a flat monthly fee, or on a project-by-project “à la carte” basis. At no time will we charge any client for referrals of market makers.

At the present time, we intend to charge clients a flat rate fee per month for comprehensive services. The amount of the monthly fee will vary and may increase based on the size and complexity of such client, the amount and skill of work involved, and based on individual negotiations with a particular client.

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Fees for clients who elect to retain our services on a project-by-project basis shall be individually negotiated and will vary based on the size and complexity of such client, the amount and skill of work involved, and with consideration to rates being charged throughout the industry for similar services.

Our fee structure is subject to current market conditions and is therefore subject to change. However, at no point will the client be unaware of any rate change.

As of the date of this prospectus, the Company has not generated revenues, as it has only been operating for a relatively short period of time. However, the Company is in contact with and has been actively negotiating with potential clients. Upon the receipt of adequate funding, the Company intends to implement a wider marketing campaign in an effort to generate further business leads and expand its base of clientele, and intends to hire personnel who can devote their efforts on a fulltime basis. Lastly, the Company does not have any plans or intentions to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

Organizational History

We were incorporated in State of Nevada on April 30, 2010. There are currently an aggregate of 5,055,000 shares of the Company’s Common Stock issued and outstanding. Because we currently have nominal operations and minimal assets, we are currently considered to be a shell company as defined in Rule 12b-2 of the Exchange Act, as amended.

The Company is authorized to issue one hundred ten million (110,000,000) shares of capital stock, one hundred million (100,000,000) shares of which are designated as Common Stock, and ten million (10,000,000) shares of preferred stock, $0.0001 par value, which can be designated by the Board of Directors in one or more classes with voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions without stockholder approval.

Plan of Operations

We will provide the following consulting services to start-up companies for a flat monthly fee or individually negotiated one-time fee:

●	General Business Education and Advice for novice entrepreneurs including Q&A sessions;

●	Business plan writing;

●	Determination of which type of entity would be best for the proposed business;

●	Support and assistance with the formation of the new business entity;

●	Providing corporate accounting and bookkeeping referrals; and

●	Support for corporate structuring and financing;

We will provide the following consulting services to going public companies for a flat monthly fee or individually negotiated one-time fee:

●	Provide at least 3 Market Makers referrals* (complimentary service);

●	We will not be accepting any compensation for market maker referrals, and this service will be complementary. Our role in referring clientele to market makers will be solely introductory, in the form of a phone call or email linking the two parties. After such introductions are made, we will have no further direct dealings in such a context with the market maker.

●	Education - Explaining the role of the Market Makers, PCAOB auditors, transfer agents and the like to our clients to enable them to make informed decisions;

●	Provide at least 3 PCAOB Auditors referrals*;

●	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;

●	Support and explanation of going public;

●	Support for corporate structuring and financing; and

●	Support for filing of Form 211 (Rule 15c2-11).

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We will provide the following consulting services to publicly traded companies for a flat monthly fee or individually negotiated one-time fee:

●	As required, provide at least 3 Market Makers referrals* (complimentary service);

●	We will not be accepting any compensation for market maker referrals, and this service will be complementary. Our role in referring clientele to market makers will be solely introductory, in the form of a phone call or email linking the two parties. After such introductions are made, we will have no further direct dealings in such a context with the market maker.

●	Provide at least 3 IR/PR Firms referrals*;

●	Provide at least 3 qualified/accredited individual and/or institutional investors referrals*;

●	Support for SEC compliance;

●	Support for Blue Sky compliance;

●	Provide corporate accounting and PCAOB referrals*;

●	Support for corporate structuring and financing.

*Referrals made by our Company to clients may involve certain conflicts of interest between the Company, Ms. Sourlis individually, Ms. Sourlis’ law firm, and the client. We will make every attempt to ensure that all known and possible conflicts of interest are disclosed to each client upon making such referral and, if not waived by the client, cease working with the client in one or more capacities.

Our Company believes that we have formulated a business model to succeed in a downsizing corporate America and a turbulent economy. We have conducted the necessary due diligence and we believe we tailored a multifaceted business model to compete in the business services sector.

Fees

Revenues will be derived from fees we will charge our clientele in the form of cash and on a case-by-case basis. In certain favorable circumstances, we may negotiate with the client and receive all or a portion of payment in the form of equity in such client’s company. We intend to offer clients our comprehensive services for a flat monthly fee, or on a project-by-project “à la carte” basis. At no time will we charge any client for referrals of market makers.

At the present time, we intend to charge clients a flat rate fee per month for comprehensive services. The amount of the monthly fee will vary and may increase based on the size and complexity of such client, the amount and skill of work involved, and based on individual negotiations with a particular client.

Fees for clients who elect to retain our services on a project-by-project basis shall be individually negotiated and will vary based on the size and complexity of such client, the amount and skill of work involved, and with consideration to rates being charged throughout the industry for similar services.

Our fee structure is subject to current market conditions and is therefore subject to change. However, at no point will the client be unaware of any rate change.

In certain situations, we may negotiate with our clients to receive all or a portion of payment owed to us for services rendered in the form of equity in that client’s company. Such determination will be made by our sole officer, Virginia K. Sourlis. While we generally prefer to receive cash compensation, our officer may believe that certain situations require the receipt of restricted equity as compensation. Risks associated with receiving restricted equity compensation include, but are not limited to, 1) problems of liquidity where no market exists for such equity and therefore the Company cannot sell such equity and realize cash; 2) the client goes out of business and such equity is rendered worthless; 3) the equity is sold for less than the value of services provided by us to the client.

We believe that it is necessary to receive a limited amount of equity in order to hedge the associated risks involved with such form of payment. However, any loss we experience related to equity compensation could have a material effect on our ability to become profitable, and in the long term, to continue as a going concern.

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Going Concern

At June 30, 2012, we had $90 in cash on hand and an accumulated deficit of $39,316 and have not generated any revenues to date. In their report for the fiscal year ended September 30, 2011, our auditors have expressed that there is substantial doubt as to our ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise from this uncertainty.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management. The working capital requirements and the projected milestones are approximations and subject to adjustments. Our sole Officer and Director, Virginia K. Sourlis, has committed to personally fund our venture for an indefinite period of time to facilitate our ability to attain the following operational milestones.

The funding of the Company by Ms. Sourlis will create a further liability to the Company to be reflected on the Company’s financial statements. Ms. Sourlis’ commitment to personally fund the Company is not contractual and could cease at any moment in her sole and absolute discretion.

If we begin to generate profits, we will increase our marketing and sales activity accordingly. We estimate generating initial revenues approximately within the next six to twelve months. The costs associated with operating as a public company are included in our budget. Management believes that the costs of operating as a public company (as opposed to a private company) could have a material negative impact on the company’s results of operations and liquidity and could place a significant drain on capital resources. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

0- 3 MONTHS

Management will continue the word-of-mouth campaign with Individual Proprietors and potential referral candidates. Marketing efforts will also consist of due diligence on small to large private and going public companies. During this timeframe, we plan to identify small to large private and going public companies that could use our services. We plan to purchase a computer, programs, and printer for $2,000 that is budgeted in the Office Equipment and Furniture line item in the Use of Proceeds. We have budgeted $500 in Sales and Marketing to secure a web domain and research and place an initial deposit with a web designer. The Company has budgeted $2,000 for Sales and Marketing material including brochures and flyers that we expect to finalized during this timeframe. Our goal for this timeframe continues with initiating due diligence to identify referral source persons and finalizing our short-list of contract labor.

4-6 MONTHS

Savvy plans to finalize the web site development at an additional cost of $500 budgeted in the Sales and Marketing line item. The Company plans to continue with the direct marketing and word-of-mouth campaigns. In addition, we plan to establish a direct marketing campaign to attract business small to large private and going public companies. Most of the expenditures associated with these efforts will amount to lunches, entertainment and related incidentals. We have budgeted $1,800 in the Sales and Marketing line item to address the costs. We have budgeted $3,000 in the Salaries/Contractors line item pay our employees/contractors.

7-9 MONTHS

The Company plans to further expand relationships with small to large private and going public companies. By this stage of operations, we anticipate finding additional potential revenue generating business services that we intend to pursue. We have budgeted $5,000 for targeted and tailored marketing material and related activities. During this period, the Company has budgeted $5,000 for the salaries of employees and or contractors. Additional planned responsibilities include initiating a two-year overall business plan.

10-12 MONTHS

By the fourth quarter of operations, we expect to begin generating revenues through an established base of clients to sustain operations. In the Salaries/Contractors budget, we have budgeted $3,000 to pay for any administrative employee expenses incurred as a result of performing duties for our clients. We have budgeted $3,200 in the Sales and Marketing line item for expenses incurred tailoring any marketing material to target opportunities and to cover any related expenses. During this timeframe, we plan to analyze our past nine months of operations including our web sites lead/revenue generating effectiveness. In addition, we plan to evaluate our need to hire employees or use contract labor. This review of our operations to date will allow the Company to make the necessary adjustments and changes to further nurture the growth of the Company. In addition, this review will provide valuable information for finalizing a two-year overall business plan with emphasis on sales and marketing

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Note: The amounts allocated to each line item in the above milestones are subject to change at the sole discretion of the Company’s management. Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

Results of Operations

At June 30, 2012, our total assets consisted solely of cash on hand which was $90 compared to $4 at September 30, 2011.

At June 30, 2012, our total current liabilities were $28,906 and consisted of $7,700 in accounts payable and $21,206 in amounts due to a related party. As of September 30, 2011, our total current liabilities were $16,760 and consisted of $4,000 in accounts payable and $12,760 in amounts due to a related party. The accounts payable primarily consist of audit and SEC filing fees as the Company commenced its SEC reporting requirements after the SEC declared the Company’s Registration Statement on Form S-1 (File No.: 333-16713) on August 12, 2010.

Our Total Stockholders’ Deficit was $28,816 as of June 30, 2012, compared to $16,756 at September 30, 2011.

Three Months Ended June 30, 2012 compared to Three Months due June 30, 2011

Revenues. We had no revenues for the three months ended June 30, 2012 or June 30, 2011. To date, we have not attained any revenues.

Net Loss. We had a net loss of $5,560 for the three months ended June 30, 2012, compared to $4,107 for the three months ended June 30, 2011. Net Loss was comprised solely of General and Administrative Expenses which consisted of legal and professional fees.

Nine Months Ended June 30, 2012 Compared to Nine Months Ended June 30, 2011

Revenues. We had no revenues for the nine months ended June 30, 2012 or June 30, 2011. To date, we have not attained any revenues.

Net Loss. We had a net loss of $12,060 for the nine months ended June 30, 2012, compared to $8,671 for the nine months ended June 30, 2011. Net Loss was comprised solely of General and Administrative Expenses which consisted of legal and professional fees.

Fiscal Year Ended September 30, 2011

Revenues. We had no revenues for the fiscal year ended September 30, 2011. Since April 30, 2010 (date of inception), we have not realized any revenues.

Net Loss. We had a net loss of $17,413 for the year ended September 30, 2011. The net loss was primarily due to incurred .audit and SEC filing fees as the Company commenced its SEC reporting requirements after the SEC declared the Company’s initial S-1 filing effective on August 12, 2010.

 Operating expenses. Our total operating expenses for the year ended September 30, 2011 were $17,413. This was primarily comprised of audit and SEC filing fees as the Company commenced its SEC reporting requirements after the SEC declared the Company’s initial S-1 filing effective on August 12, 2010.

Liquidity and Capital Resources

At June 30, 2012, we had $90 in cash on hand and an accumulated deficit of $39,316 and have not generated any revenues to date. In their report for the fiscal year ended September 30, 2011, our auditors have expressed that there is substantial doubt as to our ability to continue as a going concern.

We are a shell company as defined in Rule 405 under the Securities Act. As such, pursuant to Rule 144(i) under the Securities Act, our shares will not be able to be sold pursuant to Rule 144 until we cease to be considered a shell company and twelve months have elapsed from the date we have filed adequate information (Form 10 information) with the SEC disclosing that we are no longer a shell company.

To date, our operations have been funded by Virginia K. Sourlis, our sole officer and director, pursuant to a verbal, non-binding agreement. Ms. Sourlis has agreed to personally fund the Company’s operating and SEC reporting expenses until the Company can achieve revenues sufficient to sustain its operational and regulatory requirements, of which there can be no assurances. Future contributions by Ms. Sourlis to the Company, pursuant to the verbal and non-binding agreement, will be reflected on the financial statements of the Company as current liabilities under due from related party.

The Company has also raised money from the public and private sales of its Common Stock. On May 20, 2010, the Company issued a total of 5,000,000 shares of Common Stock to Ms. Sourlis for aggregate cash consideration of $5,000. Also, on May 27, 2010, the Company filed a Registration Statement on Form S-1 (File No.: 33-167130) with the Securities and Exchange Commission therein registering under the Securities Act an aggregate of 2,000,000 shares of Common Stock for sale by the Company for $0.10 per share. The SEC declared the Registration Statement effective on August 12, 2010 and the Company sold an aggregate of 50,000 of Common Stock pursuant to the Registration Statement for aggregate gross proceeds of $5,000.

34

We believe that we will start to generate revenue within the next 12 months and that we will need at least $200,000 to sustain our operations during such period.

As stated above and throughout this prospectus, in certain situations, we may negotiate with our clients to receive all or a portion of payment owed to us for services rendered in the form of equity in that client’s company. Such determination will be made by our sole officer, Virginia K. Sourlis. While we generally prefer to receive cash compensation, our officer may believe that certain situations require the receipt of restricted equity as compensation. Risks associated with receiving restricted equity compensation include, but are not limited to, 1) problems of liquidity where no market exists for such equity and therefore the Company cannot sell such equity and realize cash; 2) the client goes out of business and such equity is rendered worthless; 3) the equity is sold for less than the value of services provided by us to the client.

We believe that it is necessary to receive a limited amount of equity in order to hedge the associated risks involved with such form of payment. However, any loss we experience related to equity compensation could have a material effect on our ability to generate revenues, become profitable, and to continue as a going concern.

Off -Balance Sheet Operations

The Company does not have any off-balance sheet operations.

CRITICAL ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for financial information and in accordance with the Securities and Exchange Commission’s Regulation S-X. They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of and for the period April 30, 2010 (date of inception) to June 30, 2012.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. As of June 30, 2012, the Company maintained one bank account with a financial institution located in New Jersey.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

Net Loss per Share Calculation

Basic net loss per common share (“EPS”) is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per shares is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition

For the period April 30, 2010 (inception) to June 30, 2012, the Company did not realize any revenue.

Income Taxes

Income taxes are provided for using the liability method of accounting. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

Related Party and Certain Transactions

Office Rent

As of June 30, 2012, the Company operated out of the premises of The Sourlis Law Firm offices on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to this office space arrangement. For the period April 30, 2010 (date of inception) to June 30, 2012, the rent expense was zero.

Due to Related Party

As of June 30, 2012, the Company owed Virginia Sourlis, the majority shareholder of the Company and the Sourlis Law Firm, $21,206 consisting of advances that Ms. Sourlis made on behalf of the Company in the form of direct payments to certain vendors and accrued legal fees owed to the Sourlis Law Firm. There is no written agreement or other material terms or arrangements relating to the advances that Ms. Sourlis made on behalf of the Company.

Except as otherwise indicated herein, there have been no related-party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

Director Independence

Our determination of independence of our directors is made using the definition of “independent director” contained under NASDAQ Marketplace Rule 4200(a)(15), even though such definitions do not currently apply to us because we are not listed on NASDAQ. None of the members of our Board of Directors qualify as independent pursuant to this Rule.

Indemnification

Pursuant to the Certificate of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

As previously reported by the Company on a Form 8-K filed on March 3, 2011, on March 8, 2011, the Company received a notice from its then independent registered public accounting firm, Conner & Associates, PC (“Conner”), that it was resigning, effective as of that date.

a)	Resignation of Current Independent Registered Public Accounting Firm.

i.	On March 8, 2011, Conner resigned as the Company’s current independent registered public accounting firm.

ii.	The Company’s Board of Directors accepted such resignation on March 8, 2011.

iii.	Conner’s audit reports on the financial statements of the Company for the year ended September 30, 2010 and for the period April 30, 2010 to May 20, 2010, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph regarding the Company’s ability to continue as a going concern.

36

iv.	Since April 30, 2010, the date the Company engaged Conner as the Company’s independent registered public accounting firm in connection with Conner’s audits of the Company’s annual financial statements as of and for the year ended September 30, 2010, and for the period April 30, 2010 to May 20, 2010, and Conner’s reviews of the Company’s quarterly interim unaudited financial information from June 30, 2010 (first quarterly period after the effectiveness date of August 12, 2010 for the Company’s initial S-1 filing) through December 31, 2010 (last quarterly period under review by Conner on Form 10-Q filed by the Company on February 11, 2011 prior to Conner’s resignation) through the date of resignation on March 8, 2011, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Conner to make reference in connection with Conner’s opinion to the subject matter of the disagreement.

v.	In connection with the audited financial statements of the Company for the year ended September 30, 2010 and for the period April 30, 2010 to May 20, 2010, and quarterly interim unaudited financial information from June 30, 2010 through December 31, 2010 and through the date of Conner’s resignation on March 8, 2011, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi.	The Company provided Conner with a copy of this Current Report on Form 8-K and requested that Conner furnished it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company received the requested letter from Conner, and a copy of such letter was filed as Exhibit 16.1 to the Company’s Form 8-K filed on March 9, 2011.

As previously reported by the Company on a Form 8-K filed on April 5, 2011, on March 20, 2011, the Company engaged Berman & Company, PA located in Boca Raton, Florida (“Berman”), as the Company's independent public accountants. Berman has been engaged to audit the Company's financial statements for the fiscal years ending September 30, 2011 and September 30, 2010, and to review the Company's unaudited financial statements for interim periods, commencing for the quarter ended March 31, 2011.

As previously reported by the Company on a Form 8-K filed on October 25, 2011, on October 24, 2011, our Board of Directors terminated Berman as the independent registered public accounting firm of the Company, and engaged the independent registered public accounting firm, W.T. Uniack & Co. CPA’s P.C. (“Uniack”) to serve as the Company’s independent auditors. On March 20, 2011, the Company had engaged Berman as the Company's independent public accountants to audit the Company's financial statements for the fiscal years ending September 30, 2011 and September 30, 2010, and to review the Company's unaudited financial statements for interim periods, commencing for the quarter ended March 31, 2011.

Pursuant to Item 304(a) of Regulation S-K, the Company reports as follows:

(a)	(i)	Berman was terminated as our independent registered public accounting firm effective on October 24, 2011.
	(ii)	Since Berman’s engagement on March 20, 2011, Berman did not issue any audit reports on the Company’s financial statements.
	(iii)	The termination of Berman and engagement of Uniack were approved by the Company’s Board of Directors.
	(iv)	The Company and Berman did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the last two fiscal years and subsequent interim periods through the date of dismissal, which disagreements, if not resolved to the satisfaction of Berman, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.
	(v)	In connection with the audited financial statements of the Company for the years ended September 30, 2010 and September 30, 2011 and quarterly interim unaudited financial information from March 31, 2011, June 30, 2011 and through the date of Berman’s dismissal on October 24, 2011, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.
(b)	(i)	On October 24, 2011, the Company engaged Uniack to serve as its independent registered public accounting firm.
	(ii)	Prior to engaging Uniack, the Company had not consulted Uniack regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on its financial statements or a reportable event, nor did the Company consult with Uniack regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.
	(iii)	The Company did not have any disagreements with Uniack and therefore did not discuss any past disagreements with Uniack.
(c)		The Company requested Berman to furnish a letter addressed to the SEC stating whether it agreed with the statements made by us regarding Berman. A copy of Berman’s letter to the SEC was filed as Exhibit 16.1 to the Company’s Form 8-K filed on October 25, 2011.

37

Principal Accountant Fees and Services.

(1) Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for our audit of annual financial statements and review of financial statements included in our quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were:

2011	$3,000	W.T. Uniack & Co. CPA’s P.C.
	$3,000	Berman & Company, PA

2010	$6,000	Conner & Associates, P.C.

 (2) Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the preceding paragraph:

2011	$0	W.T. Uniack & Co. CPA’s P.C.
	$0	Berman & Company, PA

2010	$0	Conner & Associates, P.C.

 (3) Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning were:

2011	$0	W.T. Uniack & Co. CPA’s P.C.
	$0	Berman & Company, PA

2010	$0	Conner & Associates, P.C.

 (4) All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) was:

2011	$0	W.T. Uniack & Co. CPA’s P.C.
	$0	Berman & Company, PA

2010	$0	Conner & Associates, P.C.

The percentage of hours expended on the principal accountant’s engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was 0%.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

38

SAVVY BUSINESS SUPPORT, INC.

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets For the Period Ending September 30, 2011 and 2010	F-2

Statements of Operations For the Year Ended September 30, 2011, the Period from April 30, 2010 (Inception) through September 30, 2010, and the Period from April 30, 2010 (Inception) through September 30, 2011	F-3

Statement of Stockholders’ Deficit For the Period from April 30, 2010 (inception) through September 30, 2011	F-4

Statements of Cash Flows For the Year Ended September 30, 2011, the Period from April 30, 2010 (Inception) through September 30, 2010, and the Period from April 30, 2010 (Inception) through September 30, 2011	F-5

Notes to Consolidated Financial Statements	F-6

Balance Sheets For the Period Ending June 30, 2012 and September 30, 2011	F-9

Statements of Operations For the Three Months Ended June 30, 2012 and 2011, the Nine Months Ended June 30, 2012 and 2011 and the Cumulative Period from April 30, 2010 (Inception) through June 30, 2012	F-10

Statements of Cash Flows For the Nine Months Ended June 30, 2012 and 2011, and the Period from April 30, 2010 (Inception) through June 30, 2012	F-11

Notes to Consolidated Financial Statements	F-12

39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Savvy Business Support, Inc.

A Development Stage Company

We have audited the accompanying balance sheets of Savvy Business Support, Inc. (“the Company”), a development stage company, as of September 30, 2011 and 2010 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended and the period April 30, 2010 (inception) through September 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, a development stage company, as of September 30, 2011 and 2010, and the results of its operations and its cash flows for the period April 30, 2010 (inception) through September 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 of the financial statements, the Company is in the development stage and has not realized any revenue. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, related party loans and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ William T. Uniack

W.T. Uniack & Co. CPA’s P.C.

December 15, 2011

F-1

SAVVY BUSINESS SUPPORT, INC.

(A Development Stage Company)

Balance Sheets

	September 30, 2011	September 30, 2010

Assets

Assets:
Cash	$4	$1,936
Total current assets	4	1,936

Total assets	$4	$1,936

Liabilities and Stockholders' Deficit

Liabilities:
Accounts payable	$4,000	$3,500
Due to related parties	12,760	3,279
Total current liabilites	16,760	6,779

Total liabilities	16,760	6,779

Stockholders' deficit
Preferred stock: $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock: $0.0001 par value, 100,000,000 shares authorized, 5,055,000 and 5,000,000 issued and outstanding	506	500
Additional paid-in-capital	9,995	4,500
Deficit accumulated during the development stage	(27,256)	(9,843)
Total stockholders' deficit	(16,756)	(4,843)

Total liabilities and stockholders' deficit	$4	$1,936

See accompanying notes to financial statements

F-2

SAVVY BUSINESS SUPPORT, INC.

(A Development Stage Company)

Statements of Operations

		For the period of	For the period of
	For the year ended	April 30, 2010 (Inception)	April 30, 2010 (Inception)
	September 30, 2011	to September 30, 2010	to September 30, 2011

Net sales	$-	$-	$-

Cost of sales	-	-	-

Gross profit	-	-	-

Operating expenses
General and administrative expenses	1,616	50	1,666
Legal and professional fees	15,797	9,793	25,590
Total operating expenses	17,413	9,843	27,256

Loss from operations	(17,413)	(9,843)	(27,256)

Provision for income taxes	-	-	-

Net loss	$(17,413)	$(9,843)	$(27,256)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding during the period - basic and diluted	5,045,658	5,000,000	5,032,172

See accompanying notes to financial statements

F-3

SAVVY BUSINESS SUPPORT, INC.

(A Development Stage Company)

Statement of Stockholders' Deficit

For the period from April 30, 2010 (Inception) to September 30, 2011

				Deficit
				Accumulated
				During the	Total
	Common Stock		Additional	Development	Stockholders'
	Shares	Amount	Paid in Capital	Stage	Deficit

Balance, April 30, 2011 (inception)	-	$-	$-	$-	$-

Common stock issued to founder for cash	5,000,000	500	4,500	-	5,000

Net loss	-	-	-	(9,843)	(9,843)

Balance, September 30, 2010	5,000,000	500	4,500	(9,843)	(4,843)

Common stock issued for cash	50,000	5	4,995	-	5,000

Common stock issued for services	5,000	1	499	-	500

Net loss	-	-	-	(17,413)	(17,413)

Balance, September 30, 2011	5,055,000	$506	$9,995	$(27,256)	$(16,756)

See accompanying notes to financial statements

F-4

SAVVY BUSINESS SUPPORT, INC.

(A Development Stage Company)

Statements of Cash Flows

		For the period of	For the period of
	For the year ended	April 30, 2010 (Inception)	April 30, 2010 (Inception)
	September 30, 2011	to September 30, 2010	to September 30, 2011

Cash flow from operating activities
Net loss	$(17,413)	$(9,843)	$(27,256)
Adjustments to reconcile net loss
to net cash used in operating activities:
Stock issued for services	500	-	500
Changes in operating assets and liabilities:
Increase (decrease) accounts payable	500	3,500	4,000
Net cash used in operating activities	(16,413)	(6,343)	(22,756)

Cash flows from investing activtiies	-	-	-

Cash flows from financing activtiies
Proceeds from related party advances	9,481	3,279	12,760
Proceeds from issuance of common stock	5,000	5,000	10,000
Net cash provided by financing activities	14,481	8,279	22,760

Net Increase in cash	(1,932)	1,936	4

Cash - beginning of period	1,936	-	-

Cash - end of period	$4	$1,936	$4

Supplementary cash flow information
Cash paid during the period for:
Income taxes	$-	$-	$-
Interest	$-	$-	$-

See accompanying notes to financial statements

F-5

SAVVY BUSINESS SUPPORT, INC.

A DEVELOPMENT STAGE COMPANY

NOTES TO FINANCIAL STATEMENTS

September 30, 2011

NOTE 1 - Organization

Savvy Business Support, Inc. (“the Company”) was incorporated in State of Nevada on April 30, 2010.

The Company is a development stage business consulting company with a principal business of offering general business services/support to start-up companies, small and medium business planning to expand, individuals, and other businesses and organizations.

 NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) for financial information and in accordance with the Securities and Exchange Commission’s Regulation S-X. They reflect all adjustments which are, in the opinion of the Company’s management, necessary for a fair presentation of the financial position and operating results as of September 30, 2011, September 30, 2010 and for the period April 30, 2010 (date of inception) to September 30, 2011.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. As of September 30, 2011, the Company maintained one bank account with a financial institution located in New Jersey.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

Net Loss per Share Calculation

Basic net loss per common share ("EPS") is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.   Diluted earnings per shares is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition

For the period April 30, 2010 (inception) to September 30, 2011, the Company did not realize any revenue

Income Taxes

Income taxes are provided for using the liability method of accounting.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

F-6

SAVVY BUSINESS SUPPORT, INC.

A DEVELOPMENT STAGE COMPANY

NOTES TO FINANCIAL STATEMENTS

September 30, 2011

Recently Issued Accounting Pronouncements

As of September 30, 2011, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

 NOTE 3.  – Related Party Transactions

Office Rent

As of September 30, 2011, the Company operated out of the premises of The Sourlis Law Firm offices on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to this office space arrangement.

For the period April 30, 2010 (date of inception) to September 30, 2011, the rent expense was zero.

Legal Services

As of September 30, 2011, the Managing Partner of the Sourlis Law Firm, Virginia K. Sourlis, is the Company’s Sole Officer, Sole Director and Majority Shareholder of the Company.

As of September 30, 2011, the Company owes the Sourlis Law Firm $3,000 for the firm’s SEC legal services.

NOTE 4 − Preferred Stock

As of September 30, 2011, the Company is authorized to issue 10,000,000 shares of Preferred Stock, par value of $0.0001 per share of which no preferred stock was issued and outstanding.

NOTE 5 − Common Stock

As of September 30, 2011, the Company is authorized to issue 100,000,000 shares of Common Stock, par value of $0.0001 per share of which 5,000,000 shares of common stock were issued and outstanding to the Company’s sole officer and director for total consideration of $5,000.

On May 11, 2011, the Company issued 5,000 shares of common stock for services rendered to the Company. These common shares were valued by the Company at $500 ($0.10/share), based upon recent third party cash offerings.

On November 15, 2010, the Company raised $5,000 from the sale of 50,000 common shares of the Company’s stock through an initial public offering at $0.10 per share.

On May 20, 2010, the Company raised $5,000 from the sale of 5,000,000 common shares of the Company to the founder.

NOTE 6 − Income Taxes

The Company utilizes the asset and liability method for financial accounting and reporting accounting of income taxes. Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and the tax basis of assets and liabilities, and are measured by applying enacted rates and laws to taxable years in which such differences are expected to be recovered or settled. Any changes in tax rates or laws are recognized in the period when such changes are enacted.

As of September 30, 2011, the Company has $10,702 in gross deferred tax assets resulting from net operating loss carry-forwards. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company’s management believer future realization of the related income tax benefits is uncertain. Accordingly, the net provision for income taxes is zero for the period April 30, 2009 (inception) to September 30, 2011. As of September 30, 2011, the Company has federal net operating loss carry forwards of $26,756 available to offset future taxable income through 2031, subject to the change in control provisions under the Internal Revenue Code.

F-7

SAVVY BUSINESS SUPPORT, INC.

A DEVELOPMENT STAGE COMPANY

NOTES TO FINANCIAL STATEMENTS

September 30, 2011

The difference between the tax provision at the statutory federal income tax rate on September 30, 2011 and the tax provision attributable to loss before income taxes is as follows:

For the period
April 30, 2010
(inception) through
September 30, 2011

Statutory federal income taxes	34.0%
State taxes, net of federal benefits	5.0%
Valuation allowance	-39.0%
Income tax rate	-

As of September 30, 2011, the Company has tax reporting requirements to the Internal Revenue Service, the State of Nevada and to the State of New Jersey.

NOTE 7 − Going Concern

As of September 30, 2011, the accompanying financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the period from April 30, 2010 (inception) to September 30, 2011, the Company incurred losses of $27,256 primarily consisting of legal and professional fees for the Company to maintain its SEC reporting requirements.

The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and upon future operations from the development of its planned business as well as to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

NOTE 8 – Subsequent Events

As of December 15, 2011, the date the audited financial statements were available to be issued, there are no other subsequent events that are required to be recorded or disclosed in the accompanying financial statements as of and for the period ended September 30, 2011.

F-8

Savvy Business Support, Inc.
(A Development Stage Company)
Balance Sheets

	06/30/2012	09/30/2011
	(Unaudited)	(Audited)

ASSETS

Current assets
Cash	$90	$4

Total current assets	90	4

Total assets	$90	$4

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$7,700	$4,000
Due to related party	21,206	12,760

Total current liabilities	$28,906	$16,760

Stockholders’ deficit
Preferred stock, $.0001 par value, authorized 10,000,000 shares, none issued and outstanding	-	-
Common stock, $.0001 par value, authorized 100,000,000 shares; 5,055,000 issued and outstanding	506	506
Additional paid-in capital	9,994	9,994
Deficit accumulated during the development stage	(39,316)	(27,256)

Total stockholders’ deficit	(28,816)	(16,756)

Total liabilities and stockholders’ deficit	$90	$4

See accompanying notes to financial statements.

F-9

Savvy Business Support, Inc.
(A Development Stage Company)
Statements of Operations

	For the three months ended		For the nine months ended		From April 30, 2010
	June 30,		June 30,		(Inception) to
	2012	2011	2012	2011	June 30, 2012
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited

Revenue	$-	$-	$-	$-	$-

Cost of goods sold	-	-	-	-	-

Gross profit	-	-	-	-	-

General and administrative expenses	5,560	4,107	12,060	8,671	39,316

Net loss	$(5,560)	$(4,107)	$(12,060)	$(8,671)	$(39,316)

Weighted average number of common shares outstanding (basic and fully diluted)	5,055,000	5,052,778	5,055,000	5,042,491	5,041,101

Basic and diluted (loss) per common share	$-	$-	$-	$-	$-

See accompanying notes to financial statements.

F-10

Savvy Business Support, Inc.
(A Development Stage Company)
Statements of Cash Flows

	For the nine months ended		From April 30, 2010
	June 30,		(Inception) to
	2012	2011	June 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net loss	$(12,060)	$(8,671)	$(39,316)

Adjustments to reconcile net (loss) to net cash used in operating activities:
Stock issued for services	-	500	500
Changes in operating assets and liabilities:
Increase in prepaid expense	-	(260)	-
Increase in accounts payable	5,200	(500)	7,700

Net cash used in operating activities	(6,860)	(8,931)	(31,116)

Cash flows from financing activities
Proceeds from issuance of common stock	-	4,127	10,000
Proceeds from related party advances	6,946	5,000	21,206

Net cash provided by financing activities	6,946	9,127	31,206

Net increase in cash	86	196	90

Cash - beginning of period	4	1,936	-

Cash - end of period	$90	$2,132	$90

Supplemental disclosure of cash flow information:
Taxes paid	$-	$-	$-
Interest paid	$-	$-	$-

  See accompanying notes to financial statements.

F-11

SAVVY BUSINESS SUPPORT, INC.
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Organization

Savvy Business Support, Inc. (“the Company”) was incorporated in State of Nevada on April 30, 2010 and is authorized to do business in the State of New Jersey.

The Company is a development stage business consulting company with a principal business of offering general business services/support to start-up companies, small and medium business planning to expand, individuals, and other business and organizations.

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with such rules and regulations. The interim unaudited financial statements should be read in conjunction with the financial statements included in the Form 10-K for the year ended September 30, 2011. In the opinion of management, all adjustments considered necessary for the fair presentation consisting solely of normal recurring adjustments, have been made. Operating results for the three and nine months ended June 30, 2012 are not necessarily indicative of the results that may be expected for the year ended September 30, 2012.

Going Concern

As of June 30, 2012, the accompanying financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the period from April 30, 2010 (inception) to June 30, 2012, the Company incurred losses of $39,316 consisting of professional and SEC audit fees for the Company to maintain its SEC reporting requirements.

The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and upon future operations from the development of its planned business as well as to raise additional capital from the sale of Common Stock and, ultimately, the achievement of significant operating revenues. There can be no assurance that the Company will be successful in obtaining financing at the level needed or on terms acceptable to the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent in the financial reporting process, actual results may differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. As of June 30, 2012, the Company maintained one bank account with a financial institution located in New Jersey.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts payable approximates the carrying amount of these financial instruments due to their short maturity.

F-12

Net Loss per Share Calculation

Basic net loss per common share (“EPS”) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per shares is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

Revenue Recognition

For the period April 30, 2010 (inception) to June 30, 2012, the Company did not realize any revenue

Income Taxes

Income taxes are provided for using the liability method of accounting. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Recently Issued Accounting Pronouncements

In September 2011, the FASB issued an accounting standard update that amends the accounting guidance on goodwill impairment testing. The amendments in this accounting standard update are intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The amendments in this accounting standard update are effective for interim and annual goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of this accounting standard update will become effective for the reporting period beginning October 1, 2012. The adoption of this guidance will not have a material impact on the Company’s financial position, result of operations or cash flows.

As of June 30, 2012, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

NOTE 3 – Related Party Transactions

Office Rent

As of June 30, 2012, the Company operated out of the premises of The Sourlis Law Firm offices on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to this office space arrangement. For the period April 30, 2010 (date of inception) to June 30, 2012, the rent expense was zero.

Due to Related Party

As of June 30, 2012, the Company owed Virginia Sourlis, the majority shareholder of the Company and the Sourlis Law Firm, $21,206 consisting of advances that Ms. Sourlis made on behalf of the Company in the form of direct payments to certain vendors and accrued legal fees owed to the Sourlis Law Firm. There is no written agreement or other material terms or arrangements relating to the advances that Ms. Sourlis made on behalf of the Company.

NOTE 4 − Preferred Stock

As of June 30, 2012, the Company is authorized to issue 10,000,000 shares of Preferred Stock, par value of $0.0001 per share; no preferred stock was issued and outstanding.

NOTE 5 − Common Stock

As of June 30, 2012, the Company is authorized to issue 100,000,000 shares of Common Stock, par value of $0.0001 per share; 5,055,000 shares of common stock were issued and outstanding.

NOTE 6 – Subsequent Events (Unaudited)

As of August 14, 2012, the date the interim financial statements were available to be issued, there are no other subsequent events that are required to be recorded or disclosed in the accompanying financial statements as of and for the nine months ended June 30, 2012.

F-13

[OUTSIDE BACK COVER OF PROSPECTUS]

SAVVY BUSINESS SUPPORT, INC.

90,000,000 SHARES COMMON STOCK

$0.10 per Share

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated costs of this offering are as follows:

Expenses(1)	Amount US ($)
SEC Registration Fee	$1,032
Transfer Agent Fees	1,000
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	1,000
Printers	2,000
Total	$10,032

(1)	All amounts other than the SEC Registration Fee are estimated.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14.	Indemnification of Directors and Officers

Indemnification

Pursuant to the Certificate of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 15.	Recent Sales of Unregistered Securities

On September 25, 2012, we sold 4,500,000 shares of Series A stock for $0.0001 per share generating proceeds of $450.00. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these stockholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

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Item 16.	Exhibits

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation of Savvy Business Support, Inc. (1)

3.1.1	Certificate of Designations of Series A Convertible Preferred Stock (5)

3.2	Bylaws (1)

5.1*	Legal Opinion of The Sourlis Law Firm

14.1	Savvy Business Support, Inc. Code of Ethics (1)

14.2	Savvy Business Support, Inc. Code of Business Conduct (1)

16.1	Letter, dated March 9, 2011, from Conner & Associates, PC (3)

16.2	Letter, dated October 25, 2011, from Berman & Company, PA (4)

23.1*	Consent of W.T. Uniack & Co. CPA’s P.C.

23.2*	Consent of The Sourlis Law Firm (included in Exhibit 5.1)

99.1	Correspondence between Stephen J. Nelson, Esq. and Virginia K. Sourlis. (2)

*	Filed herewith.

(1)	Incorporated by reference from the Company’s Registration Statement on Form S-1 (SEC File No.: 333-167130) filed on May 27, 2010.
(2)	Incorporated by reference from the Company’s Registration Statement on Form S-1 (SEC File No.: 333-167130) filed on July 16, 2010.
(3)	Incorporated by reference from the Company’s Form 8-K filed on March 9, 2011.

(4)	Incorporated by reference from the Company’s Form 8-K filed on October 25, 2011.

(5)	Incorporated by reference from the Company’s Registration Statement on Form S-1 (File No: 333-184110) filed on September 26, 2012.

Item 17.	Undertakings

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

42

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 (the “Act”) to any purchaser, if the registrant is subject to Rule 430C under the Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

43

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of Red Bank, State of New Jersey on this 24th day of October 2012.

By:	/s/ VIRGINIA K. SOURLIS
Name: Virginia K. Sourlis
Title: President and Director
(Principal Executive Officer,
Principal Financial Officer
and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VIRGINIA K. SOURLIS		October 24, 2012
Virginia K. Sourlis	President and Director
(Principal Executive Officer,
Principal Financial Officer
and Principal Accounting Officer)

44